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                                                                Exhibit 5(b)(i)

                      THE PARKSTONE GROUP OF FUNDS

            FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT


  THIS FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT (this "First Amendment") dated as of March 1, 1995, by and between THE PARKSTONE GROUP OF FUNDS, a Massachusetts business trust, located in Columbus, Ohio (the "Group") and FIRST OF AMERICA INVESTMENT CORPORATION, a Michigan corporation, located in Kalamazoo, Michigan (the "Investment Adviser").

                     W  I  T  N  E  S  S  E  T  H:


  WHEREAS, the parties hereto entered into that certain Investment Advisory Agreement as of the 8th day of September, 1988, and amended as of the 21st day of January, 1992, with respect to the Balanced Fund (the "Investment Advisory Agreement"), and

  WHEREAS, the parties hereto wish to amend the Investment Advisory Agreement as it relates to the Balanced Fund.

  NOW, THEREFORE, the parties hereto agree as follows:

  1. DEFINITIONS.

   Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have their respective defined meanings ascribed to them in the Investment Advisory Agreement.

  2. AMENDMENTS.

   a. Subject to the provisions of the Investment Advisory Agreement, the Declaration of Trust and the 1940 Act, the Investment Adviser directly and indirectly may select and enter into contracts with one or more qualified Investment Advisers ("Sub-Advisers") to provide to the Trust some or all of the services required by the Investment Advisory Agreement with respect to the Balanced Fund. With respect to any such appointment by the Investment Adviser of any of the Sub-Advisers, the Investment Adviser will, as appropriate:

     (i) Advise the Sub-Advisers with respect to United States ("U.S.") economic conditions and trends;

     (ii) Assist Sub-Advisers with the placement of orders for the purchase and sale of securities of U.S. issuers;

     (iii) Assist and consult with the Sub-Advisers regarding the management of the Balanced Fund's short-term cash balance
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  positions denominated in U.S. dollars to preserve liquidity in the Balanced
  Fund's assets, including the placement of orders for U.S. money market instruments;

     (iv) Assist and consult with the Sub-Advisers in connection with the Balanced Fund's continuous investment program; and

     (v) Periodically review, evaluate and report to the Group's Board of Trustees with respect to the performance of the Sub-Advisers.

   b. The Investment Advisor, in selecting and entering into contracts with Sub-Advisers, shall require that each of the Sub-Advisers comply with the provisions of the Investment Advisory Agreement set forth in Sections 3, 5 and 6 thereof.

   c. The compensation of any Sub-Advisers directly appointed by the Investment Adviser shall be the sole responsibility of the Investment Adviser and shall be an expense of the Investment Adviser to be paid by it in accordance with Section 6 of the Investment Advisory Agreement.

  3. MISCELLANEOUS.

   Except the extent expressly amended by this First Amendment, the Investment Advisory Agreement shall remain unchanged and in full force and effect. References therein to "this Agreement," "hereby," "herein," and the like shall be deemed to refer to the Investment Advisory Agreement as amended hereby with respect to the Balanced Fund. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                  THE PARKSTONE GROUP OF FUNDS


                                  By: /s/ STEPHEN G. MINTOS
                                      ----------------------------
                                      Stephen G. Mintos

                                  Its: Chairman
                                      ----------------------------


                                  FIRST OF AMERICA INVESTMENT
                                  CORPORATION


                                  By: /s/ RICHARD A. WOLF
                                      ---------------------------
                                      Richard A. Wolf

                                  Its: President
                                      ---------------------------


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